Pricing Supplement No. 13,044

Registration Statement Nos. 333-275587; 333-275587-01

Dated January 6, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

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Based on the Worst Performing of the Common Stock of NVIDIA Corporation, the Common Stock of Amazon.com, Inc. and the Common Stock of Broadcom Inc.

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not guarantee the payment of interest.

￭Contingent coupon. The securities will pay a contingent coupon but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any determination date (other than the final determination date) for an early redemption payment equal to (i) the autocall payment with respect to the related determination date plus (ii) the contingent coupon with respect to the related interest period. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of each underlier is greater than or equal to its call threshold level, investors will receive, in addition to the contingent coupon with respect to the final interest period, a fixed positive return at maturity. If the final level of any underlier is less than its call threshold level but the final level of each underlier is greater than or equal to its downside threshold level, investors will receive, in addition to the contingent coupon with respect to the final interest period, if payable, only the stated principal amount at maturity. If, however, the final level of any underlier is less than its downside threshold level, investors will lose 1% for every 1% decline in the level of the worst performing underlier over the term of the securities. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its downside threshold level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate and who are willing to risk their principal and risk receiving few or no coupons over the entire term of the securities in exchange for the possibility of receiving an early redemption payment or payment at maturity that exceeds the stated principal amount. You will not participate in any appreciation of any underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$1,007,000
Underliers:

NVIDIA Corporation common stock (the “NVDA Stock”), Amazon.com, Inc. common stock (the “AMZN Stock”) and Broadcom Inc. common stock (the “AVGO Stock”). We refer to each of the NVDA Stock, the AMZN Stock and the AVGO Stock as an underlying stock.

Strike date:	January 6, 2026
Pricing date:	January 6, 2026
Original issue date:	January 9, 2026
Final observation date:	January 8, 2029, subject to postponement for non-trading days and certain market disruption events
Maturity date:	January 11, 2029
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$960.60 per security. See “Estimated Value of the Securities” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)(2)	Proceeds to us(3)
Per security	$1,000	$2.50	$997.50
Total	$1,007,000	$2,517.50	$1,004,482.50

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated February 7, 2025 Prospectus dated April 12, 2024

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Terms continued from the previous page
Automatic early redemption:

The securities are not subject to automatic early redemption until the first determination date. If, on any determination date (other than the final determination date), the closing level of each underlier is greater than or equal to its call threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related determination date.

Determination dates:	As set forth under “Determination Dates, Early Redemption Dates and Autocall Payments” below, subject to postponement for non-trading days and certain market disruption events
First redemption determination date:	January 7, 2027. Under no circumstances will the securities be redeemed prior to the first redemption determination date.
Redemption determination dates:

January 7, 2027, February 8, 2027, March 8, 2027, April 6, 2027, May 6, 2027, June 7, 2027, July 6, 2027, August 6, 2027, September 7, 2027, October 6, 2027, November 8, 2027, December 6, 2027, January 6, 2028, February 7, 2028, March 6, 2028, April 6, 2028, May 8, 2028, June 6, 2028, July 6, 2028, August 7, 2028, September 6, 2028, October 6, 2028, November 6, 2028 and December 6, 2028, subject to postponement for non-trading days and certain market disruption events

Call threshold level:

With respect to the NVDA Stock, $187.24, which is 100% of its initial level

With respect to the AMZN Stock, $240.93, which is 100% of its initial level

With respect to the AVGO Stock, $343.77, which is 100% of its initial level

Early redemption payment:	The autocall payment with respect to a determination date plus the contingent coupon with respect to the related interest period
Contingent coupon:

A contingent coupon at an annual rate of 12.00% will be paid on the securities on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If, on any observation date, the closing level of any underlier is less than its coupon barrier level, we will pay no coupon with respect to the applicable interest period.

Early redemption dates:

January 12, 2027, February 11, 2027, March 11, 2027, April 9, 2027, May 11, 2027, June 10, 2027, July 9, 2027, August 11, 2027, September 10, 2027, October 12, 2027, November 12, 2027, December 9, 2027, January 11, 2028, February 10, 2028, March 9, 2028, April 11, 2028, May 11, 2028, June 9, 2028, July 11, 2028, August 10, 2028, September 11, 2028, October 12, 2028, November 9, 2028 and December 11, 2028

Coupon barrier level:

With respect to the NVDA Stock, $112.344, which is 60% of its initial level

With respect to the AMZN Stock, $144.558, which is 60% of its initial level

With respect to the AVGO Stock, $206.262, which is 60% of its initial level

Autocall payment:

The autocall payment with respect to a determination date will be an amount in cash per stated principal amount corresponding to a return of approximately 12.30% per annum, as set forth under “Determination Dates, Early Redemption Dates and Autocall Payments” below.

Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date, if payable) a payment at maturity determined as follows:

•       If the final level of each underlier is greater than or equal to its call threshold level:

$1,369.00

•       If the final level of any underlier is less than its call threshold level but the final level of each underlier is greater than or equal to its downside threshold level:

stated principal amount

•       If the final level of any underlier is less than its downside threshold level:

stated principal amount × performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Final level:	With respect to each underlier, the closing level on the final observation date
Downside threshold level:

With respect to the NVDA Stock, $93.62, which is 50% of its initial level

With respect to the AMZN Stock, $120.465, which is 50% of its initial level

With respect to the AVGO Stock, $171.885, which is 50% of its initial level

Initial level:

With respect to the NVDA Stock, $187.24, which is its closing level on the strike date

With respect to the AMZN Stock, $240.93, which is its closing level on the strike date

With respect to the AVGO Stock, $343.77, which is its closing level on the strike date

Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
Performance factor:	With respect to each underlier, final level / initial level
Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
CUSIP:	61780ARK3
ISIN:	US61780ARK33
Listing:	The securities will not be listed on any securities exchange.

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Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
February 6, 2026	February 11, 2026
March 6, 2026	March 11, 2026
April 6, 2026	April 9, 2026
May 6, 2026	May 11, 2026
June 8, 2026	June 11, 2026
July 6, 2026	July 9, 2026
August 6, 2026	August 11, 2026
September 8, 2026	September 11, 2026
October 6, 2026	October 9, 2026
November 6, 2026	November 12, 2026
December 7, 2026	December 10, 2026
January 7, 2027	January 12, 2027
February 8, 2027	February 11, 2027
March 8, 2027	March 11, 2027
April 6, 2027	April 9, 2027
May 6, 2027	May 11, 2027
June 7, 2027	June 10, 2027
July 6, 2027	July 9, 2027
August 6, 2027	August 11, 2027
September 7, 2027	September 10, 2027
October 6, 2027	October 12, 2027
November 8, 2027	November 12, 2027
December 6, 2027	December 9, 2027
January 6, 2028	January 11, 2028
February 7, 2028	February 10, 2028
March 6, 2028	March 9, 2028
April 6, 2028	April 11, 2028
May 8, 2028	May 11, 2028
June 6, 2028	June 9, 2028
July 6, 2028	July 11, 2028
August 7, 2028	August 10, 2028
September 6, 2028	September 11, 2028
October 6, 2028	October 12, 2028
November 6, 2028	November 9, 2028
December 6, 2028	December 11, 2028
January 8, 2029 (final observation date)	January 11, 2029 (maturity date)

Determination Dates, Early Redemption Dates and Autocall Payments

Determination Date		Early Redemption Date	Autocall Payment (per Security)
#1	January 7, 2027	January 12, 2027	$1,123.00
#2	February 8, 2027	February 11, 2027	$1,133.25
#3	March 8, 2027	March 11, 2027	$1,143.50
#4	April 6, 2027	April 9, 2027	$1,153.75
#5	May 6, 2027	May 11, 2027	$1,164.00
#6	June 7, 2027	June 10, 2027	$1,174.25
#7	July 6, 2027	July 9, 2027	$1,184.50
#8	August 6, 2027	August 11, 2027	$1,194.75
#9	September 7, 2027	September 10, 2027	$1,205.00
#10	October 6, 2027	October 12, 2027	$1,215.25

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Determination Date		Early Redemption Date	Autocall Payment (per Security)
#11	November 8, 2027	November 12, 2027	$1,225.50
#12	December 6, 2027	December 9, 2027	$1,235.75
#13	January 6, 2028	January 11, 2028	$1,246.00
#14	February 7, 2028	February 10, 2028	$1,256.25
#15	March 6, 2028	March 9, 2028	$1,266.50
#16	April 6, 2028	April 11, 2028	$1,276.75
#17	May 8, 2028	May 11, 2028	$1,287.00
#18	June 6, 2028	June 9, 2028	$1,297.25
#19	July 6, 2028	July 11, 2028	$1,307.50
#20	August 7, 2028	August 10, 2028	$1,317.75
#21	September 6, 2028	September 11, 2028	$1,328.00
#22	October 6, 2028	October 12, 2028	$1,338.25
#23	November 6, 2028	November 9, 2028	$1,348.50
#24	December 6, 2028	December 11, 2028	$1,358.75
Final determination date	January 8, 2029	The maturity date	See “Payment at maturity” above.

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Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

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Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level, coupon barrier level and downside threshold level for each underlier were determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	With respect to the NVDA Stock, $100.00* With respect to the AMZN Stock, $100.00* With respect to the AVGO Stock, $100.00*
Hypothetical call threshold level:

With respect to the NVDA Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the AMZN Stock, $100.00, which is 100% of its hypothetical initial level

With respect to the AVGO Stock, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the NVDA Stock, $60.00, which is 60% of its hypothetical initial level

With respect to the AMZN Stock, $60.00, which is 60% of its hypothetical initial level

With respect to the AVGO Stock, $60.00, which is 60% of its hypothetical initial level

Hypothetical downside threshold level:

With respect to the NVDA Stock, $50.00, which is 50% of its hypothetical initial level

With respect to the AMZN Stock, $50.00, which is 50% of its hypothetical initial level

With respect to the AVGO Stock, $50.00, which is 50% of its hypothetical initial level

Contingent coupon:

12.00% per annum (corresponding to approximately $10.00 per interest period per security). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $10.00 is used in these examples for ease of analysis.

Autocall payment:	The autocall payment with respect to a determination date will be an amount in cash per stated principal amount corresponding to a return of approximately 12.30% per annum, as follows:
	Determination Date	Payment per Security
	#1	$1,123.00
	#2	$1,133.25
	#3	$1,143.50
	#4	$1,153.75
	#5	$1,164.00
	#6	$1,174.25
	#7	$1,184.50
	#8	$1,194.75
	#9	$1,205.00
	#10	$1,215.25
	#11	$1,225.50
	#12	$1,235.75
	#13	$1,246.00
	#14	$1,256.25

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	#15	$1,266.50
	#16	$1,276.75
	#17	$1,287.00
	#18	$1,297.25
	#19	$1,307.50
	#20	$1,317.75
	#21	$1,328.00
	#22	$1,338.25
	#23	$1,348.50
	#24	$1,358.75
	No further payments will be made on the securities once they have been automatically redeemed.
Payment at maturity (if the final level of each underlier is greater than or equal to its call threshold level) (in addition to the contingent coupon with respect to the final interest period):	$1,369.00 per security

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

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How to determine whether the securities will be automatically redeemed with respect to a redemption determination date:

	Closing Level			Early Redemption Payment
	NVDA Stock	AMZN Stock	AVGO Stock
Hypothetical Redemption Determination Date #1	$65.00 (less than its call threshold level)	$105.00 (greater than or equal to its call threshold level)	$90.00 (less than its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$130.00 (greater than or equal to its call threshold level)	$140.00 (greater than or equal to its call threshold level)	$200.00 (greater than or equal to its call threshold level)

$1,133.25 + $10.00 (the autocall payment with respect to the related determination date + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment equal to the autocall payment with respect to the related determination date plus the contingent coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the securities will not be automatically redeemed prior to maturity.

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How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed):

	Closing Level			Payment per Security
	NVDA Stock	AMZN Stock	AVGO Stock
Hypothetical Observation Date #1	$90.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$10.00
Hypothetical Observation Date #2	$55.00 (less than its coupon barrier level)	$45.00 (less than its coupon barrier level)	$110.00 (greater than or equal to its coupon barrier level)	$0
Hypothetical Observation Date #3	$130.00 (greater than or equal to its coupon barrier level)	$115.00 (greater than or equal to its coupon barrier level)	$125.00 (greater than or equal to its coupon barrier level)

$1,000 + $10.00 (the stated principal amount + the contingent coupon with respect to the related interest period)

For more information, please see “How to determine whether the securities will be automatically redeemed with respect to a redemption determination date” above.

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #2, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #3, the closing level of each underlier is greater than or equal to its coupon barrier level. Because the closing level of each underlier is also greater than or equal to its call threshold level, the securities are automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the securities.

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How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level			Payment at Maturity per Security
	NVDA Stock	AMZN Stock	AVGO Stock
Example #1	$170.00 (greater than or equal to its call threshold level)	$175.00 (greater than or equal to its call threshold level)	$140.00 (greater than or equal to its call threshold level)

$1,369.00 + $10.00 (the applicable autocall payment + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

Example #2	$80.00 (less than its call threshold level but greater than or equal to its downside threshold level)	$175.00 (greater than or equal to its call threshold level)	$140.00 (greater than or equal to its call threshold level)

$1,000 + $10.00 (the stated principal amount + the contingent coupon with respect to the final observation date)

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

Example #3	$55.00 (less than its coupon barrier level but greater than or equal to its downside threshold level)	$115.00 (greater than or equal to its call threshold level)	$105.00 (greater than or equal to its call threshold level)	$1,000
Example #4	$45.00 (less than its downside threshold level)	$130.00 (greater than or equal to its call threshold level)	$97.00 (less than its call threshold level but greater than or equal to its downside threshold level)	$1,000 × performance factor of the worst performing underlier = $1,000 × ($45.00 / $100.00) = $450.00
Example #5	$30.00 (less than its downside threshold level)	$35.00 (less than its downside threshold level)	$40.00 (less than its downside threshold level)	$1,000 × ($30.00 / $100.00) = $300.00

In example #1, the final level of each underlier is greater than or equal to its call threshold level. Therefore, investors receive at maturity a payment corresponding to a return of approximately 12.30% per annum plus the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In example #2, the final level of at least one underlier is less than its call threshold level, but the final level of each underlier is greater than or equal to its downside threshold level. Therefore, investors receive at maturity the stated principal amount. Because the final

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level of each underlier is also greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date. Investors do not participate in any appreciation of any underlier.

In example #3, the final level of at least one underlier is less than its call threshold level, but the final level of each underlier is greater than or equal to its downside threshold level. Therefore, investors receive at maturity the stated principal amount. Moreover, because the final level of at least one underlier is also less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date.

In examples #4 and #5, the final level of at least one underlier is less than its downside threshold level. Therefore, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier. Moreover, because the final level of at least one underlier is also less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date.

If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, you will be exposed to the negative performance of the worst performing underlier at maturity, and your payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal and do not guarantee the payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal and do not guarantee the payment of interest. If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, the payout at maturity will be an amount in cash that is significantly less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The appreciation potential of the securities is limited by the fixed autocall payment specified for each determination date or payment at maturity specified for the observation date, as applicable. The appreciation potential of the securities is limited by the applicable fixed autocall payment or payment at maturity, as applicable, payable only if the closing level of each underlier is greater than or equal to its call threshold level on the related determination date or if the final level of each underlier is greater than or equal to its coupon barrier level, as applicable. In all cases, you will not participate in any appreciation of any underlier, which could be significant.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will receive no coupon with respect to the related interest period, even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further contingent coupons or other payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first redemption determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or equity markets generally;

othe availability of comparable instruments;

othe occurrence of certain events affecting the underliers that may or may not require an adjustment to an adjustment factor;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of

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sale, the closing level of any underlier is at, below or not sufficiently above its downside threshold level and/or coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its call threshold level on any determination date, or that the final level of each underlier will be greater than or equal to its coupon barrier level, as applicable, so that you will receive a payment on the securities that exceeds the stated principal amount. There can also be no assurance that the final level of each underlier will be greater than or equal to its downside threshold level so that you do not suffer a significant loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When

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it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Income Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), the securities are subject to the following risk(s), as discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a significant loss on your investment than if the securities were linked to just one underlier.

oWe have no affiliation with any underlying stock issuer.

oWe may engage in business with or involving any underlying stock issuer without regard to your interests.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every corporate event that could affect an underlying stock.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

NVIDIA Corporation Overview

Bloomberg Ticker Symbol: NVDA

NVIDIA Corporation is a full-stack computing infrastructure company. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the NVDA Stock on January 6, 2026 was $187.24. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

NVDA Stock Daily Closing Levels January 1, 2021 to January 6, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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Amazon.com, Inc. Overview

Bloomberg Ticker Symbol: AMZN

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the AMZN Stock on January 6, 2026 was $240.93. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

AMZN Stock Daily Closing Levels January 1, 2021 to January 6, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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Broadcom Inc. Overview

Bloomberg Ticker Symbol: AVGO

Broadcom Inc. is a technology company that designs, develops and supplies a range of semiconductor and infrastructure software solutions. The underlier is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the underlying stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38449 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlying stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete.

The closing level of the AVGO Stock on January 6, 2026 was $343.77. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

AVGO Stock Daily Closing Levels January 1, 2021 to January 6, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier or other securities of the underlying stock issuer. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlying stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Underlying stock issuer:	With respect to the NVDA Stock, NVIDIA Corporation With respect to the AMZN Stock, Amazon.com, Inc. With respect to the AVGO Stock, Broadcom Inc.
Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying product supplement entitled “United States Federal Income Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying product supplement. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the tax consequences of an investment in the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders (as defined in the accompanying product supplement) as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

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Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $997.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee.  This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.  In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated September 23, 2025, which was filed as an exhibit to a Current Report on Form 8-K by the Company on September 23, 2025.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement or in the prospectus. Each of the product supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.